                                                                  EXHIBIT 12.1


                             ESSEX PROPERTY TRUST, INC.
   COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
                           (in thousands, except ratios)

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

                                                    ESSEX PROPERTY TRUST, INC.
                                      -----------------------------------------------
                                                                        PERIOD OF
                                      9 MONTHS ENDED    YEAR ENDED    JUNE 13, 1994
                                       SEPTEMBER 30,   DECEMBER 31,   TO DECEMBER 31,
                                            1996          1995             1994
                                      ---------------  ------------   --------------
EARNINGS:
  Income before extraordinary item
    and minority interest                $  10,423      $   8,231        $ 4,397
  Interest expense                           8,738         10,928          4,304
  Amortization of deferred financing
    costs                                      529          1,355            773
  Capitalized interest                          84             92             -
                                         ---------     ----------        -------
  TOTAL EARNINGS                         $  19,774      $  20,606        $ 9,474

FIXED CHARGES:
  Interest expense                       $   8,738      $  10,928        $ 4,304
  Convertible preferred stock dividends        197            -              -
  Amortization of deferred financing
     costs                                     529          1,355            773
  Capitalized interest                          84             92            -
                                         ---------     ----------        -------
  TOTAL FIXED CHARGES AND PREFERRED
    STOCK DIVIDENDS                      $   9,548      $  12,375        $ 5,077
                                         ---------     ----------        -------

RATIO OF EARNINGS TO FIXED CHARGES
  (EXCLUDING PREFERRED STOCK DIVIDENDS)       2.11           1.67           1.87
                                         ---------     ----------        -------
                                         ---------     ----------        -------

RATIO OF EARNINGS TO COMBINED FIXED
  CHARGES AND PREFERRED DIVIDENDS             2.07           1.67           1.87
                                         ---------     ----------        -------
                                         ---------     ----------        -------

FIXED CHARGES IN EXCESS ON EARNINGS            -              -              -
                                         ---------     ----------        -------
                                         ---------     ----------        -------


                                                             ESSEX PARTNERS PROPERTIES
                                         --------------------------------------------------------------
                                            PERIOD OF
                                         JANUARY 1, 1994    YEAR ENDED      YEAR ENDED     YEAR ENDED
                                            TO JUNE 12,     DECEMBER 31,    DECEMBER 31,   DECEMBER 31,
                                                1994             1993            1992           1991
                                         ---------------   -------------    ------------   ------------
EARNINGS:
  Income before extraordinary item
    and minority interest                    $    332        $    387          (2,344)       (3,582)
  Interest expense                              5,924          11,902          13,224        14,762
  Amortization of deferred financing
    costs                                          96             219             218           216
  Capitalized interest                            -               -              -              -
                                             --------        --------        --------      --------
  TOTAL EARNINGS                             $  6,352        $ 12,508        $ 11,098      $ 11,396

FIXED CHARGES:
  Interest expense                           $  5,924        $ 11,902        $ 13,224      $ 14,762
  Convertible preferred stock dividends            -              -               -             -
  Amortization of deferred financing
     costs                                         96             219             218           216
  Capitalized interest                            -              -               -             -
                                             --------        --------        --------      --------
  TOTAL FIXED CHARGES AND PREFERRED
    STOCK DIVIDENDS                          $  6,020       $  12,121        $ 13,442      $ 14,978
                                             --------        --------        --------      --------

RATIO OF EARNINGS TO FIXED CHARGES
  (EXCLUDING PREFERRED STOCK DIVIDENDS)          1.06            1.03            0.83          0.76
                                             --------        --------        --------      --------
                                             --------        --------        --------      --------

RATIO OF EARNINGS TO COMBINED FIXED
  CHARGES AND PREFERRED DIVIDENDS                1.06            1.03            0.83          0.76
                                             --------        --------        --------      --------
                                             --------        --------        --------      --------

FIXED CHARGES IN EXCESS ON EARNINGS               -               -             2,344         3,582
                                             --------        --------        --------      --------
                                             --------        --------        --------      --------

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